UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2015

Aquinox Pharmaceuticals, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36327	98-0542593
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 - 887 Great Northern Way,

Vancouver, B.C.

Canada, V5T 4T5

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (604) 629-9223

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

Aquinox Pharmaceuticals, Inc. (the “Company”) reported top line results from its LEADERSHIP trial on June 25, 2015 did not reach statistical significance in its primary endpoint, but did demonstrate an encouraging trend in pain reduction for patients treated with AQX-1125 compared to placebo. The LEADERSHIP trial also demonstrated a high proportion of patients (49%) having achieved a clinically meaningful improvement in pain (2 points or greater on an 11-point NRS scale) as compared to placebo (39%).

On August 6, 2015, the Company announced that positive results from secondary endpoints, which included a statistically significant 1.3 point greater reduction over placebo on maximum daily pain at six weeks (p = 0.030) and a statistically significant 4.4 point greater reduction over placebo on the O’Leary Sant Symptom Scale at six weeks compared to placebo (p = 0.008), support further development of AQX-1125 in BPS/IC.

The slide presentation that will accompany the Company’s conference call and live webcast on August 6, 2015 is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This information contained in this Current Report on Form 8-K, including the attached Exhibit 99.1, shall be deemed “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference to such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Number	Description

99.1	Investor Presentation of Aquinox Pharmaceuticals, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Aquinox Pharmaceuticals, Inc.

By:	/s/ Kamran Alam
Name:	Kamran Alam
Title:	Chief Financial Officer

Date: August 6, 2015

INDEX TO EXHIBITS

Number	Description

99.1	Investor Presentation of Aquinox Pharmaceuticals, Inc.